Exhibit 99.1
For Immediate Release
Contacts:
Investor Relations: Gregg Kvochak, (310) 556-8550
For Media: Mike Distefano, (310) 843-4199
Korn/Ferry International Announces First Quarter Fiscal
2010 Results of Operations
Highlights
•	First quarter fiscal 2010 fee revenue was $116.8 million, an increase of 9% from Q4’09, or 4% excluding fee revenue from the acquisition of Whitehead Mann in Q1’10 and a 39% decline on a constant currency basis (43% decline including the impact of exchange rates) from the same quarter last year.

•	Cash and marketable securities were $265.9 million at July 31, 2009.
Los Angeles, CA, September 9, 2009 - Korn/Ferry International (NYSE:KFY), a premier global provider of talent management solutions, announced first quarter fiscal 2010 diluted loss per share of $0.05 (excluding an $18.2 million restructuring charge recorded in the period) compared to diluted earnings per share of $0.36 in Q1’09. Diluted loss per share was $0.33 including the restructuring charge in Q1’10.
“Despite an extremely challenging economic environment we are encouraged by our ability to achieve a 9% sequential increase in fee revenue during our first quarter,” said Gary Burnison, Chief Executive Officer, Korn/Ferry International. “Backed by the diversification of our model, we are beginning to see some green shoots emerging for our business. As the market continues to stabilize, I am confident that the bold moves we made during the downturn will yield significant growth in the future. During this difficult operating environment, we continue to make significant progress toward our goal of becoming a diversified talent management organization.”

Financial Results
(dollars in millions, except per share amounts)

	First Quarter
	Q1’10	Q1’09
Fee revenue	$116.8	$205.7
Total revenue	$123.3	$217.5
Operating (loss) income	$(25.0)	$23.8
Operating margin	(21.4)%	11.5%
Net (loss) income	$(14.3)	$15.9
Basic (loss) earnings per share	$(0.33)	$0.37
Diluted (loss) earnings per share	$(0.33)	$0.36

	First
Adjusted Results (a):	Quarter
	Q1’10
Operating loss	$(6.8)
Operating margin	(5.8)%
Net loss	$(2.3)
Basic loss per share	$(0.05)
Diluted loss per share	$(0.05)

(a)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $18.2 million during Q1’10 (see attached reconciliations). No restructuring costs were incurred during Q1’09.
Fee revenue was $116.8 million in Q1’10 compared to $205.7 million in Q1’09, a decrease of 38.9% on a constant currency basis (a decrease of 43.2% including the impact of exchange rates). During the same period, the number of executive search engagements opened declined 29.6% and the average fee billed per engagement decreased by 15.6% (a decrease of 9.3% excluding the impact of exchange rates). The global economy, however, showed signs of stabilization during the quarter, and the Company experienced a 3.7% increase in fee revenue, excluding fee revenue from the acquisition of Whitehead Mann, compared to Q4’09.
Compensation and benefits were $90.4 million in Q1’10, a decrease of $51.7 million, or 36.4%, compared to $142.1 million in Q1’09. This decrease is attributable mainly to a reduction in worldwide headcount and a reduction in the variable component of compensation, which is largely due to lower fee revenue and operating results. Changes in exchange rates impacted compensation and benefits in Q1’10 favorably by $6.3 million from Q1’09.
General and administrative expenses were $28.1 million in Q1’10, a decrease of $5.9 million, or 17.4% from $34.0 million in Q1’09. This decrease is attributable to the Company’s cost control initiatives. Changes in exchange rates impacted general and administrative expenses in Q1’10 favorably by $2.2 million from Q1’09.

In an effort to eliminate redundancy as a result of the Whitehead Mann acquisition, the Company incurred additional restructuring charges in Q1’10 to reduce the combined work force and to consolidate premises. As a result, in Q1’10, we recorded a total of $18.2 million in restructuring charges with $8.4 million of severance costs related to the reduction in work force and $9.8 million relating to the consolidation of premises.
Excluding the previously mentioned restructuring costs of $18.2 million, operating loss was $6.8 million in Q1’10. Including the restructuring charge, the Company recorded an operating loss of $25.0 million in Q1’10 compared to operating income of $23.8 million in Q1’09, a decrease of $48.8 million.
Balance Sheet and Liquidity
Cash and marketable securities were $265.9 million at July 31, 2009 compared to $330.3 million at April 30, 2009. Cash and marketable securities decreased by $64.4 million in Q1’10 from Q4’09, mainly due to the payment of annual bonuses in Q1’10.
Interest expense was $1.4 million in Q1’10 and $1.2 million in the same period last year. Interest expense in both years related primarily to borrowings under Korn/Ferry’s COLI policies.

Results by Segment
Selected Executive Recruitment Data
(dollars in millions)

	First Quarter
	Q1’10	Q1’09
Fee revenue	$101.3	$174.5
Total revenue	$106.6	$182.9
Operating (loss) income	$(13.1)	$31.7
Operating margin	(13.0)%	18.1%
Ending number of consultants	501	537
Average number of consultants	481	522
New engagements (a)	1,352	1,920

	First
Adjusted Results(b):	Quarter
	Q1’10
Operating income	$5.1
Operating margin	5.0%

(a)	Represents new engagements opened in the respective period.

(b)	Adjusted results are non-GAAP financial measures that exclude restructuring charges of $18.2 million during Q1’10 (see attached reconciliation). No restructuring costs were incurred during Q1’09.
Fee revenue was $101.3 million in Q1’10, a decrease of $73.2 million, or 37.8% on a constant currency basis from $174.5 million in Q1’09 (a decrease of 41.9% including the impact of exchange rates). Fee revenue decreased in all regions due to a 31.4% decrease in the overall number of engagements billed and a decrease of 15.3% in the average fee per engagement billed (a decrease of 9.2% excluding the impact of exchange rates).
Operating income in Q1’10 was $5.1 million, excluding restructuring costs of $18.2 million. Executive search recorded an operating loss of $13.1 million in Q1’10 including restructuring costs compared to operating income of $31.7 million in Q1’09 or a decrease of $44.8 million from the prior year.
The total number of consultants at July 31, 2009 was 501, a decrease of 36 from July 31, 2008 and an increase of 41 from April 30, 2009. The increase in the current quarter was driven by the addition of 52 consultants from closing of the previously announced acquisition of Whitehead Mann.

Selected Futurestep Data
(dollars in millions)

	First Quarter
	Q1’10	Q1’09
Fee revenue	$15.5	$31.2
Total revenue	$16.7	$34.6
Operating (loss) income	$(0.8)	$2.9
Operating margin	(5.3)%	9.2%
Fee revenue was $15.5 million in Q1’10, a decrease of $15.7 million, or 45.5% on a constant currency basis (a decrease of 50.3% including the impact of exchange rates), from $31.2 million in Q1’09. Reductions in fee revenue were driven by a decrease in the number of engagements billed and to a lesser extent by a decrease in the average fee per engagement billed.
Operating loss was $0.8 million in Q1’10 compared to operating income of $2.9 million in Q1’09.
Outlook
The global economic crisis continues to have a significant impact on many of our client’s people initiatives. Demand for executive searches and leadership and talent consulting services declined precipitously throughout the world during the second half of Fiscal 2009. Although demand for the Company’s services began to stabilize in Q1’10, the macroeconomic climate and labor markets remain uncertain. Based on new business confirmed subsequent to the end of Q1’10 and anticipating a decline in new business due to summer seasonality, we expect fee revenue will be approximately $110 million to $120 million in Q2’10. Given the uncertain economic environment and labor markets making a meaningful prediction about earnings remains impractical. Given these business conditions, the Company’s primary operating goal in the short run is to maintain positive cash flows as measured by earnings before interest, taxes, depreciation and amortization and non-cash long-term incentive compensation.
Earnings Conference Call Webcast
The earnings conference call will be held today at 12:00 PM (EDT) and hosted by Gary Burnison, Chief Executive Officer, Mike DiGregorio, Chief Financial Officer and Gregg Kvochak, Vice President of Finance. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section.

Korn/Ferry International (NYSE:KFY), with a presence throughout the Americas, Asia Pacific, Europe, the Middle East and Africa, is a premier global provider of talent management solutions. Based in Los Angeles, the firm delivers an array of solutions that help clients to attract, develop, retain and sustain their talent. Visit www.kornferry.com for more information on the Korn/Ferry International family of companies, and www.kornferryinstitute.com for thought leadership, intellectual property and research.

Forward-Looking Statements
Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn/Ferry’s current expectations. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn/Ferry. The potential risks and uncertainties relate to competition, the dependence on attracting and retaining qualified and experienced consultants, the portability of client relationships, local political or economic developments in or affecting countries where we have operations, including fluctuations in exchange rates, risks related to the growth and results of Futurestep, global economic developments, restrictions imposed by off-limits agreements, reliance on information systems, the successful intergration of acquired businesses and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn/Ferry’s periodic filings with the Securities and Exchange Commission. Korn/Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Use of Non-GAAP Financial Measures
This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures include adjusted operating loss, operating margin, net loss, basic loss per share and diluted loss per share, adjusted to exclude restructuring charges.
This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn/Ferry’s performance by excluding certain charges that may not be indicative of Korn/Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn/Ferry’s historical performance. Korn/Ferry includes these non-GAAP financial measures because management believes it is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn/Ferry’s ongoing operations and financial and operational decision-making.
[Tables attached]

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Quarter Ended
	July 31,
	2009	2008
	(unaudited)
Fee revenue	$116,803	$205,733
Reimbursed out-of-pocket engagement expenses	6,485	11,739

Total revenue	123,288	217,472

Compensation and benefits	90,385	142,123
General and administrative expenses	28,054	34,030
Out-of-pocket engagement expenses	8,789	14,733
Depreciation and amortization	2,829	2,832
Restructuring charges	18,183	—

Total operating expenses	148,240	193,718

Operating (loss) income	(24,952)	23,754

Interest and other income, net	3,291	380

(Loss) income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(21,661)	24,134
(Benefit) provision for income taxes	(7,365)	9,293
Equity in earnings of unconsolidated subsidiaries, net	23	1,063

Net (loss) income	$(14,273)	$15,904

(Loss) earnings per common share:
Basic	$(0.33)	$0.37

Diluted	$(0.33)	$0.36

Weighted-average common shares outstanding:
Basic	43,776	43,432

Diluted	43,776	44,549

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ADJUSTMENTS
(in thousands, except per share amounts)
(unaudited)

	Quarter Ended
	July 31, 2009
	As Reported	Adjustments	As Adjusted
Fee revenue	$116,803		$116,803
Reimbursed out-of-pocket engagement expenses	6,485		6,485

Total revenue	123,288		123,288

Compensation and benefits	90,385		90,385
General and administrative expenses	28,054		28,054
Out-of-pocket engagement expenses	8,789		8,789
Depreciation and amortization	2,829		2,829
Restructuring charges (1)	18,183	(18,183)	—

Total operating expenses	148,240	(18,183)	130,057

Operating loss	(24,952)		(6,769)

Interest and other income, net	3,291		3,291

Loss before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	(21,661)		(3,478)
(Benefit) provision for income taxes (2)	(7,365)	6,182	(1,183)
Equity in earnings of unconsolidated subsidiaries, net	23		23

Net loss	$(14,273)		$(2,272)

Loss per common share:
Basic	$(0.33)		$(0.05)

Diluted	$(0.33)		$(0.05)

Weighted-average common shares outstanding:
Basic	43,776		43,776

Diluted	43,776		43,776

Explanation of Non-GAAP Adjustments

For the three months ended July 31, 2009:

(1)	Restructuring charges

(2)	Tax effect related to net operating expense adjustments

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
FINANCIAL SUMMARY BY SEGMENT
(in thousands)
(unaudited)

	Quarter Ended
	July 31,
	2009		2008
Fee Revenue:
Executive recruitment:
North America	$55,292		$93,974
EMEA	29,221		51,590
Asia Pacific	12,371		21,403
South America	4,445		7,585

Total executive recruitment	101,329		174,552
Futurestep	15,474		31,181

Total fee revenue	116,803		205,733
Reimbursed out-of-pocket engagement expenses	6,485		11,739

Total revenue	$123,288		$217,472

		Margin		Margin
Operating (Loss) Income:
Executive recruitment:
North America	$4,207	7.6%	$18,637	19.8%
EMEA	(17,620)	(60.3%)	8,486	16.4%
Asia Pacific	975	7.9%	3,476	16.2%
South America	(686)	(15.4%)	1,080	14.2%

Total executive recruitment	(13,124)	(13.0%)	31,679	18.1%
Futurestep	(815)	(5.3%)	2,855	9.2%
Corporate (1)	(11,013)		(10,780)

Total operating (loss) income	$(24,952)	(21.4%)	$23,754	11.5%

Restructuring Charges:
Executive recruitment:
North America	$—	0.0%	$—	0.0%
EMEA	18,183	62.2%	—	0.0%
Asia Pacific	—	0.0%	—	0.0%
South America	—	0.0%	—	0.0%

Total executive recruitment	18,183	18.0%	—	0.0%
Futurestep	—	0.0%	—	0.0%
Corporate	—		—

Total restructuring charges	$18,183	15.6%	$—	0.0%

		Margin		Margin
Adjusted Operating (Loss) Income: (Excluding Restructuring Charges)
Executive recruitment:
North America	$4,207	7.6%	$18,637	19.8%
EMEA	563	1.9%	8,486	16.4%
Asia Pacific	975	7.9%	3,476	16.2%
South America	(686)	(15.4%)	1,080	14.2%

Total executive recruitment	5,059	5.0%	31,679	18.1%
Futurestep	(815)	(5.3%)	2,855	9.2%
Corporate (1)	(11,013)		(10,780)

Total adjusted operating (loss) income	$(6,769)	(5.8%)	$23,754	11.5%

(1)	Increase primarily due to $3.3 million in expenses related to a change in amounts due under a benefit plan with obligations determined by an increase (or decrease) in market values.

KORN/FERRY INTERNATIONAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	July 31,	April 30,
	2009	2009
	(unaudited)
ASSETS
Cash and cash equivalents	$187,569	$255,000
Marketable securities	4,425	4,263
Receivables due from clients, net of allowance for doubtful accounts of $9,466 and $11,197, respectively	86,287	67,308
Income taxes and other receivables	8,776	9,001
Deferred income taxes	18,487	14,583
Prepaid expenses and other assets	28,043	21,442

Total current assets	333,587	371,597

Marketable securities, non-current	73,858	70,992
Property and equipment, net	28,553	27,970
Cash surrender value of company owned life insurance policies, net of loans	63,816	63,108
Deferred income taxes	44,277	45,141
Goodwill	160,901	133,331
Intangible assets, net	18,667	16,928
Investments and other assets	14,926	11,812

Total assets	$738,585	$740,879

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$11,816	$10,282
Income taxes payable	5,617	2,059
Compensation and benefits payable	77,362	116,705
Other accrued liabilities	52,762	44,301

Total current liabilities	147,557	173,347

Deferred compensation and other retirement plans	113,088	99,238
Other liabilities	15,526	9,195

Total liabilities	276,171	281,780

Shareholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 57,348 and 56,185 shares issued and 45,659 and 44,729 shares outstanding, respectively	373,732	368,430
Retained earnings	70,649	84,922
Accumulated other comprehensive income	18,569	6,285

Shareholders’ equity	462,950	459,637
Less: notes receivable from shareholders	(536)	(538)

Total shareholders’ equity	462,414	459,099

Total liabilities and shareholders’ equity	$738,585	$740,879